UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2014

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 17, 2014, the Board of Directors of U.S. Auto Parts Network, Inc. (the “Company”) appointed Jay K. Greyson to serve as a class I director of the Company, effective immediately. The appointment of Mr. Greyson brings the Company’s total number of directors to nine. The nomination and subsequent appointment of Mr. Greyson as a director was pursuant to the terms of that certain Board Candidate Agreement, dated March 20, 2014, by and among the Company, Timothy Maguire, Maguire Financial, LP and Maguire Asset Management, LLC, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2014.

In accordance with the Company’s compensation policies for non-employee directors, upon his appointment as a director, Mr. Greyson was granted a nonqualified stock option to purchase 45,000 shares of the Company’s common stock at an exercise price equal to $3.53, the closing price of the Company’s common stock on the date of grant, and which will vest and become exercisable over a three year period following the date of grant. Additionally, Mr. Greyson will be entitled to receive a $25,000 annual retainer for his service as director. At each annual stockholder meeting following which Mr. Greyson’s term as a director continues, Mr. Greyson will be entitled to receive a nonqualified stock option to purchase 20,000 shares of the Company’s common stock, which will vest and become exercisable over a three year period following the date of grant. Mr. Greyson will also enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Greyson requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Greyson currently serves as Co-Founder, Partner, Managing Director, and Principal of Supply Chain Equity Partners, a committed capital private equity fund dedicated exclusively to the distribution and supply chain industry. Mr. Greyson also currently serves as Managing Director and Principal for Vetus Partners, an investment bank, and as Chief Compliance Officer of Vetus Securities, a registered broker dealer. Before co-founding Supply Chain Equity Partners, Mr. Greyson established and led practice groups at Brown Gibbons Lang & Company, a regional investment banking firm. Over his career, Mr. Greyson has held various operating company roles including General Manager, National Sales Manager, Product Manager and Marketing Manager, as well as having served on a number of boards. Mr. Greyson holds a B.S. degree from the University of Virginia and an M.B.A. from the University of Chicago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: June 18, 2014	By:	/s/ Bryan P. Stevenson
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel